UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 4, 2023

Date of Report (Date of earliest event reported)

The Chosen, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56519	82-3246222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 S 2600 W, Suite 5 Hurricane, Utah	84737
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 435-767-1338

The Chosen, LLC

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Series B Common Stock

(Title of Class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On April 4, 2023, The Chosen, Inc. (the “Company”) delivered to Angel Studios, Inc. (“Angel Studios”) a Notice of Termination (the “Notice of Termination”) of Content License Agreement, dated October 18, 2022 (the “License Agreement”), between Angel Studios and the Company. The Company seeks to terminate the License Agreement for previously noticed and uncured material breaches of contract in accordance with Section 14 of the License Agreement. As provided in the License Agreement, the Notice of Termination shall not become effective earlier than five business days following the date of such notice. However, the Company will hold the termination of the License Agreement in abeyance pending arbitration of the matter. Until the outcome of the arbitration is determined, the Company will continue to perform all its obligations under the License Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2023

THE CHOSEN, INC.

By:	/s/ JD Larsen
Name:	JD Larsen
Title:	Chief Financial Officer